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                                                                    EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-3 of our report dated August 13, 1996, appearing in the Annual Report on Form 10-K of Cardinal Health, Inc. for the year ended June 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Columbus, Ohio
March 31, 1997